EX 3.8

FILED HEREIN - ARTICLES OF AMENDMENT TO THE RESTATED  ARTICLES OF  INCORPORATION
OF  REGISTRANT  AMENDING  ARTICLE  FOUR,   INCREASING  EXISTING  AUTHORIZED  AND
OUTSTANDING PREFERRED STOCK OF REGISTRANT

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF TEXAS AUG 07, 1995 CORPORATIONS SECTION

                          ARTICLES OF AMENDMENT TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                         UNITED SERVICES ADVISORS, INC.

     Pursuant to the provisions of the Texas Business Corporations Act, the undersigned Corporation hereby adopts the following Articles of Amendment to its Restated Articles of Incorporation.

                                    ARTICLE I

     The name of the Corporation is United Services Advisors, Inc.

                                   ARTICLE II

     The following amendment to the Restated Articles of Incorporation was adopted by the shareholders of the Corporation on the 3rd day of August, 1995.

     The amendment deletes Article Four, Provision 1. General and substitutes a new paragraph which increases existing authorized and outstanding preferred stock of United Services Advisors, Inc.

                                  "ARTICLE FOUR

     "1. GENERAL. The corporation is authorized to issue one class of Preferred Stock and two classes of Common Stock, one designated Class A Common Stock and the other designated Class B Common Stock (collectively referred to herein as "Common Stock"). The total number of shares which the corporation is authorized to issue is 11,000,000. The total number of shares of Preferred Stock authorized is 7,000,000 and the par value of each share is $0.05. The aggregate number of shares of Class A Common Stock and Class B Common Stock authorized is 4,000,000 and the par value of each share is $0.05. The total number of shares of Class A Common Stock is 1,750,000 and the par value of each share is $0.05. The total number of shares of Class B Common Stock is 2,250,000 and the par value of each shares if $0.05. As provided in Part of 3.4 of this Article Four, the Class B Common Stock may be converted to Class A Common Stock. If and when the conversion right of Class B Common Stock is exercised, allowing shares of Class B Common Stock to be exchanged into Class A Common Stock, the number of authorized shares of Class B Common Stock shall be reduced by the number of Class B shares exchanged into Class A Common Stock shares, thereby allowing the total number of shares of Common Stock authorized and outstanding to remain constant at all times. Except for the voting and conversion rights set forth in Parts 3.1 and 3.4 of this Article Four, all other rights and preferences of the Common Stock are equal.

                                   ARTICLE III

     The amendment made by these Articles of Amendment to the Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act, and such amendment was duly adopted by the holders of the Corporation's Class A and Class B Common Stock and Preferred Stock on August 3, 1995 at a Special Meeting of Shareholders called for the purpose of increasing the number of authorized preferred stock.

                                   ARTICLE IV

     The number of shares entitled to vote on the amendments made by these Articles of Amendment to the Restated Articles of Incorporation, the same constituting all of the outstanding shares of Class A Common Stock of the Corporation, was 570,779 shares of Common Stock and Class B Common Stock of the Corporation was 1,000,000 shares of Common Stock. The number of shares of Class A Common Stock which voted for such amendment was 536,038; the number of shares of Class A Common Stock which voted against such amendment was 752 and 0 number of shares abstained. The number of shares of Class B Common Stock which voted for such amendment was 1,000,000 shares, none voted against and no abstentions. The number of shares entitled to vote on the amendment made by these Articles of Amendment to the Restated Articles of Incorporation, the same constituting all of the outstanding shares of Preferred Stock of the Corporation, was 4.991,495 of Preferred Stock. The number of shares of Preferred Stock which voted for such amendment was 3,582,573, 253,225 shares voted against and 32,020 shares abstained.

                                   ARTICLE VI

     The amendment does not effect a change in the amount of the stated capital.

     IN WITNESS WHEREOF, we have hereunto set our hands this 3rd day of August, 1995.

                                       UNITED SERVICES ADVISORS,  INC.

                                       BY:/S/ FRANK E. HOLMES
                                       ------------------------------
                                       Frank E. Holmes, President

                                       BY:/S/ CHARLES W. LUTTER, JR.
                                       ------------------------------
                                       Charles W. Lutter, Jr., Secretary

STATE OF TEXAS
COUNTY OF BEXAR

     Before me, a Notary Public, on this day personally appeared FRANK E. HOLMES and CHARLES W. LUTTER, JR., known to me to be the persons whose names are subscribed to the foregoing document, and being by me first duly sworn, declared that the statements therein contained are true and correct.

     Given under my hand and seal of office this 3rd day of August, 1995.

                                       /S/ Cynthia L. Neathery
                                       ------------------------------
                                       Notary Public, State of Texas

                                       My Commission Expires:   7-21-98

S  E  A  L